Exhibit 99.2

Judi:  Good morning. 27 years ago I had a dream.  Sitting alone at a small desk in our home in Port Edwards, reading books, and writing quizzes for the little paper system that was to become the Accelerated Reader, I dreamed that my children and perhaps even my grandchildren would one day use the Accelerated Reader to become better readers and enjoy reading like I always did.  That dream has come true.

Terry had a dream too, but his dreams have always been bigger than mine.

Terry:  Well, the Accelerated Reader was immediately successful with our own children.  But when I saw what happened when AR was piloted at that first small school, St. Mary’s in Wisconsin Rapids, when I saw how excited the kids were to read books—some of which hadn’t been off the library shelves in years—and how the kids ran to take the quizzes—that was when I knew Accelerated Reader was something truly special.

I told Judi that some day Renaissance Learning would be a big company. She didn’t believe me. But I went on dreaming that we could help thousands, perhaps millions, of students become better readers.  Well, that dream has also come true, too.

Judi:  A few years after we founded the company we adopted and put down on paper a really big dream: our mission to accelerate learning for all children and adults of all ability levels and ethnic and social backgrounds, worldwide. That dream has guided us ever since. It’s the dream that led to the development of all the other great products we have, Accelerated Math, STAR Enterprise, our school improvement programs.  It’s the dream that has caused so many of you to join us.  Teachers, librarians, and principals joined us, too. Following that corporate purpose, that dream is why we have made a difference in the lives of millions of students.  Of all the things we are proud of, we are most proud of that.  We are also very proud of you and the many thousands of teachers, librarians, and principals for making it happen.

Terry: We never dreamed of is this day, though.  However, for the last several years, we knew it was coming. We have four children and 12 grandchildren whose lives are entwined with ours.  In addition, we founded the charity, the LENA Research Foundation, which has developed technology to accelerate language development in 0-3 year olds, a crucial piece to ultimately closing the academic gap. And then, of course there is our age. Time takes its toll.

Judi:  But the Renaissance mission to accelerate learning is timeless.  For the last several years we have thought we could grow the company faster and better accomplish the mission if we were a private company.  Those words in the mission statement “world-wide” are daunting.

Terry:  All of these things were going through our minds last February when some good people from Permira, a world-wide multi-billion dollar investment company approached us.  They too are interested in education. They saw a tremendous company with great products, great employees, an enthusiastic and loyal customer base, a great mission, with great potential for future growth.

Judi and I asked ourselves, “Is this the way to allow us to step back and, at the same time, grow the company faster, world-wide, to better accomplish our mission. Will this enable these things to happen better than we could if we held on.”  In the end, we answered those questions “yes.”

We think we have found the way: a good partner with good people and with the financial capacity and world-wide reach to take Renaissance Learning to the next level. It is a brighter future for our employees and the communities in which they live, for the teachers and schools we serve, and for the millions of students using our products. And last but not least, for our mission to accelerate learning for all, world-wide.

Judi:  While this is a day is not without some sadness for us, this is also a day of hope.  10 years ago when we were putting on our National Conferences--and weren’t they amazing?—we adopted the song Dreamers Wake the Nation as our theme song. That is our wish for you now.  It’s your turn. Dreamers wake the nation and the world.

 Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this memorandum, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  Renaissance Learning may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction, Renaissance Learning will file with the SEC and furnish to Renaissance Learning’s shareholders a proxy statement.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Shareholders may obtain a free copy of the proxy statement, when available, and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement Renaissance Learning will file with the SEC.